  Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this to Form 1-A Registration Statement of our report dated April 1, 2019 relating to the December 31, 2018 and 2017 consolidated financial statements of Manufactured Housing Properties, Inc. and Subsidiaries.

Liggett & Webb, P.A.

LIGGETT & WEBB P.A.
Certified Public Accountants

Boynton Beach, Florida
May 9, 2019